AMPCO-PITTSBURGH CORPORATION
600 Grant Street, Suite 4600, Pittsburgh, PA 15219  (412) 456-4400


CONTACT:

Ronald W. Hasek
Manager Marketing Services
(412) 456-4459


                       FOR IMMEDIATE RELEASE

          PITTSBURGH,   PA,   March  25,  1996  .  .  .  Ampco-Pittsburgh

Corporation (NYSE:  AP) announced  today  that  its  Board  of  Directors

(including  a  majority of its independent directors) approved a purchase by The Louis Berkman  Company  of  500,000  shares of the Common Stock of

Ampco-Pittsburgh  in  a  broker arranged transaction  with  an  unrelated shareholder.  Louis Berkman,  Chairman  of  the Board of Ampco-Pittsburgh

Corporation,  had  requested  permission for such  purchase  pursuant  to

Ampco-Pittsburgh's Shareholder Rights Plan.  Mr. Berkman had obtained the necessary  clearance under the Hart-Scott-Rodino  Antitrust  Improvements

Act last May.  The purchase of 500,000 shares would increase the interest of Mr. Berkman (directly and through The Louis Berkman Company) in Ampco-

Pittsburgh from 19.2% to 24.45% of the shares outstanding.

          Under the Shareholder Rights Plan, if the independent directors approve an acquisition  of  shares  that  would  result  in a shareholder owning 20% or more of the outstanding shares, certain provisions  of  the

Plan are not triggered.

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